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                                                               EXHIBIT 99.(b)(3)

                             DISTRIBUTION AGREEMENT

     AGREEMENT made as of the _____ day of _______________, 2003 by and between COUNTRY Investors Life Assurance Company, an Illinois insurance company ("CILAC"), on its behalf and on behalf of each separate account identified in
Schedule 1 hereto, and COUNTRY Capital Management Company ("CCMC"), an Illinois corporation.

                                   WITNESSETH

     WHEREAS, CCMC is a broker-dealer that engages in the distribution of variable insurance and annuity products, mutual funds and may engage in the distribution of other investment products;

     WHEREAS, CILAC desires to issue certain variable insurance and annuity products described more fully below to the public through CCMC acting as principal underwriter; and

     WHEREAS, CILAC and CCMC acknowledge that CCMC may in the future distribute variable insurance products and other investment products for other companies.

     NOW, THEREFORE, in consideration of their mutual promises, CILAC and CCMC hereby agree as follows:

1.   DEFINITIONS

     a. CONTRACTS - The class or classes of variable insurance and annuity products set forth on Schedule 2 to this Agreement as in effect at the time this Agreement is executed, and such other classes of variable insurance and annuity products that may be added to Schedule 2 from time to time in accordance with Section 10.b of this Agreement, and including any riders to such contracts and any other contracts offered in connection therewith. For this purpose and under this Agreement generally, a "class of Contracts" shall mean those Contracts issued by CILAC on the same policy form or forms and covered by the same Registration Statement.

     b. REGISTRATION STATEMENT - At any time that this Agreement is in effect, each currently effective registration statement filed with the SEC under the 1933 Act on a prescribed form, or currently effective post-effective amendment thereto, as the case may be, relating to a class of Contracts, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment. For purposes of Section 8 of this Agreement, the term "Registration Statement" means any document which is or at any time was a Registration Statement within the meaning of this Section 1.b.

     c. PROSPECTUS - The prospectus included within a Registration Statement, except that, if the most recently filed version of the prospectus (including any supplements thereto) filed pursuant to Rule 497 under the 1933 Act subsequent to the date on which a

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     Registration Statement became effective differs from the prospectus included within such Registration Statement at the time it became effective, the term "Prospectus" shall refer to the most recently filed prospectus filed under Rule 497 under the 1933 Act, from and after the date on which it shall have been filed. For purposes of Section 8 of this Agreement, the term "any Prospectus" means any document which is or at any time was a Prospectus within the meaning of this Section 1.c.

     d.   FUND - An investment company in which the Variable Account invests.

     e. VARIABLE ACCOUNT - A separate account supporting a class or classes of Contracts and specified on Schedule 1 as in effect at the time this Agreement is executed, or as it may be amended from time to time in accordance with Section 10.b of this Agreement.

     f.   1933 Act - The Securities Act of 1933, as amended.

     g.   1934 Act - The Securities Exchange Act of 1934, as amended.

     h.   1940 Act - The Investment Company Act of 1940, as amended.

     i.   SEC - The Securities and Exchange Commission.

     j.   NASD - The National Association of Securities Dealers, Inc.

     k. REPRESENTATIVE - An individual who is an associated person of CCMC, as that term is defined in the 1934 Act.

     l.   APPLICATION - An application for a Contract.

     m. PREMIUM - A payment made under a Contract by an applicant or purchaser to purchase benefits under the Contract.

2.   AUTHORIZATION AND APPOINTMENT

     a. SCOPE OF AUTHORITY. CILAC hereby authorizes CCMC on an exclusive basis, and CCMC accepts such authority, subject to the registration requirements of the 1933 Act and the 1940 Act and the provisions of the 1934 Act and conditions herein, to be the distributor and principal underwriter for the sale of the Contracts to the public in each state and other jurisdiction in which the Contracts may lawfully be sold during the term of this Agreement. The Contracts shall be offered for sale and distribution at Premium rates set from time to time by CILAC. CCMC shall use its best efforts to market the Contracts actively subject to compliance with applicable law, including the rules of the NASD. However, CCMC shall not be obligated to sell any specific number or amount of Contracts.

     b. LIMITS ON AUTHORITY. CCMC shall act as an independent contractor and nothing herein contained shall constitute CCMC or its agents, officers or employees as

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     agents, officers or employees of CILAC solely by virtue of their activities in connection with the sale of the Contracts hereunder. CCMC and its Representatives shall not have authority, on behalf of CILAC: to make, alter or discharge any Contract or other insurance policy or annuity entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Premium; or to receive any monies or Premiums (except for the sole purpose of forwarding monies or Premiums to CILAC). CCMC shall not expend, nor contract for the expenditure of, the funds of CILAC. CCMC shall not possess or exercise any authority on behalf of CILAC other than that expressly conferred on CCMC by this Agreement.

3.   SOLICITATION ACTIVITIES

     a. REPRESENTATIVES. No Representative shall solicit the sale of a Contract unless at the time of such solicitation such individual is duly registered with the NASD and duly licensed with all applicable state insurance and securities regulatory authorities, and is duly appointed as an insurance agent of CILAC.

     b. SOLICITATION ACTIVITIES. All solicitation and sales activities engaged in by CCMC and its Representatives with respect to the Contracts shall be in compliance with all applicable federal and state securities laws and regulations, as well as all applicable insurance laws and regulations. In particular, without limiting the generality of the foregoing:

          (1) CCMC shall train, supervise and be solely responsible for the conduct of Representatives in their solicitation of applications and Premiums and distribution of the Contracts under, and shall supervise their compliance with, applicable rules and regulations of any securities regulatory agencies that have jurisdiction over variable insurance and annuity product activities.

          (2) Neither CCMC nor any Representatives shall offer, attempt to offer, or solicit Applications for, the Contracts or deliver the Contracts, in any state or other jurisdiction unless CILAC has notified CCMC that such Contracts may lawfully be sold or offered for sale in such state, and has not subsequently revised such notice.

          (3) Neither CCMC nor any Representative shall give any information or make any representation in regard to a class of Contracts in connection with the offer or sale of such class of Contracts that is not in accordance with the Prospectus for such class of Contracts, or in the then-currently effective prospectus or statement of additional information for a Fund, or in current advertising materials for such class of Contracts authorized by CILAC.

          (4) All Premiums paid by check that are collected by CCMC or any of its Representatives shall be remitted promptly, and in any event within two business days after receipt in full, together with any Applications, forms and any other required documentation, to CILAC. Checks in payment of Premiums shall be

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          drawn to the order of CILAC. If any Premium is held at any time by
          CCMC, CCMC shall hold such Premium as an agent of CILAC and such Premium shall be remitted promptly, and in any event within two business days, to CILAC. CCMC acknowledges that all such Premiums, shall be the property of CILAC. CCMC acknowledges that CILAC shall have the unconditional right to reject, in whole or in part, any Application or Premium.

     c. SUITABILITY. CILAC and CCMC wish to ensure that the Contracts sold by CCMC will be issued to purchasers for whom the Contracts are suitable. CCMC shall require that the Representatives have reasonable grounds to believe that a recommendation to an applicant to purchase a Contract is suitable for that applicant. CCMC shall review all applications for suitability in accordance with NASD Conduct Rules, interpretations and guidance relating thereto. CILAC will review all applications under the suitability standards set forth in variable life insurance regulations adopted by states where the Contracts are sold, and standards adopted by CILAC or as set forth in its compliance and operational manuals. While not limited to the following, a determination of suitability shall be based on information furnished to a Representative after reasonable inquiry of the applicant concerning his or her financial status, retirement needs, reasons for purchasing a Contract, investment sophistication and experience, other securities holdings, investment objectives (including risk tolerance), investment time horizon and tax status. Should CCMC deem a proposed transaction unsuitable, CCMC shall inform CILAC of its decision and CILAC shall return the application and any accompanying premium payment.

     d. REPRESENTATIONS AND WARRANTIES OF CCMC. CCMC represents and warrants to CILAC that CCMC is and during the term of this Agreement shall remain registered as a broker-dealer under the 1934 Act, admitted as a member with the NASD, and duly registered under applicable state securities laws, and the CCMC is and shall remain during the term of this Agreement in compliance with Section 9(a) of the 1940 Act.

     e. U.S. PATRIOT ACT. CCMC shall implement appropriate customer identification programs in compliance with current federal laws, including, but not limited to, the U.S. Patriot Act. Furthermore, CCMC shall check all new business applications against current OFAC listings and shall report any matches to CILAC. In accordance, with its current procedures, CCMC shall not accept cash payments, money orders, wire transfers or 3rd party checks.

     f. PRIVACY LAWS. CCMC shall comply with all applicable federal and state privacy laws, and maintain the customer information of CILAC as confidential and privileged.

4.   MARKETING MATERIALS

     a. PREPARATION AND FILING. CILAC and CCMC shall together design and develop all promotional, sales and advertising material relating to the Contracts and any

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     other marketing-related documents for use in the sale of the Contracts, subject to review and approval by CCMC of such material and documents in accordance with Section 2210 of the NASD Conduct Rules. CCMC shall be responsible for filing such material with the NASD and any state securities regulatory authorities requiring such filings. CILAC shall be responsible for filing all promotional, sales or advertising material, as required, with any state insurance regulatory authorities. CILAC shall be responsible for preparing the Contract forms and filing them with applicable state insurance regulatory authorities, and for preparing the Prospectuses and Registration Statements and filing them with the SEC and state regulatory authorities, to the extent required. The parties shall notify each other expeditiously of any comments provided by the SEC, NASD or any securities or insurance regulatory authority on such material and will cooperate expeditiously in resolving and implementing any comments, as applicable.

     b. USE IN SOLICITATION ACTIVITIES. CILAC shall be responsible for furnishing CCMC with such Applications, Prospectuses and other materials for use by CCMC and Representatives in their solicitation activities with respect to the Contracts. CILAC shall notify CCMC of those states or jurisdictions which require delivery of a statement of additional information with a Prospectus to a prospective purchaser. CCMC or its Representatives shall not use any promotional, sales or advertising materials that have not been approved by CILAC.

5.   COMPENSATION AND EXPENSES

     a. COMPENSATION FOR SALES OF THE CONTRACTS. CILAC shall pay compensation for sales of the Contracts in accordance with the provisions of this
     Section 5 as follows:

          (1) CILAC shall pay to CCMC compensation for sales of the Contracts in accordance with the CCMC Agent's Agreement Commission Schedule and the compensation schedules attached thereto, and referenced in Schedule 3 attached hereto as revised from time to time by CCMC.

     b. EXPENSES. CCMC shall be entitled to such remuneration for its services and reimbursement for its fees, charges, and expenses as will be contained in such Schedules as attached hereto as Schedule 4. Said Schedule may be amended from time to time at the mutual consent of the undersigned parties.

     c. NO RIGHTS TO COMPENSATION. Representatives shall have no interest in this Agreement or right to any compensation to be paid to or on behalf of CCMC hereunder. CCMC and Representatives shall have no right to withhold or deduct any commission from any premiums in respect to the Contracts which either of them may collect.

6.   COMPLIANCE

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     a.   MAINTAINING REGISTRATION AND APPROVALS. CILAC shall be responsible for maintaining the registration of the Contracts with the SEC and any state securities regulatory authority with which such registration is required, and for gaining and maintaining approval of the Contract forms where required under the insurance laws and regulations of each state or other jurisdiction in which the Contracts are to be offered.

     b. CONFIRMATIONS AND 1934 ACT COMPLIANCE. CCMC shall keep, in a manner and form approved by CILAC and in accordance with Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934, correct records and books of account as required to be maintained by a registered broker-dealer, acting as principal underwriter, of all transactions entered into on behalf of CILAC with respect to its activities under this Agreement. CCMC shall make such records and books of account available for inspection by the Commission, and CILAC shall have the right to inspect, make copies of or take possession of such records and books of account at any time upon demand. CCMC shall maintain such books and records pertaining to the offer and sale of the Contracts as required by the 1934 Act as may be mutually agreed upon by CILAC and CCMC, including, but not limited to, maintaining a record of Representatives and of the payment of commissions and other payments or service fees to Representatives. In addition, CCMC shall maintain and preserve such additional accounts, books and other records as are required of CILAC and CCMC by the 1934 Act. The parties acknowledge that such books and records are at all times subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act, NASD, and all other regulatory bodies having jurisdiction.

     c. REPORTS. CCMC shall cause CILAC to be furnished with such reports as CILAC may reasonably request for the purpose of meeting its reporting and record keeping requirements under the 1933 Act, the 1934 Act and the 1940 Act and regulations thereunder as well as the insurance laws of the State of Illinois and any other applicable states or jurisdictions.

     d. ISSUANCE AND ADMINISTRATION OF CONTRACTS. CILAC shall be responsible for issuing the Contracts and administering the Contracts and the Variable Account, provided, however, that CCMC shall have full responsibility for the securities activities of its Representatives and those acting on behalf of CCMC, engaged directly or indirectly in the Contract operations, and for the training, supervision and control of such persons to the extent of such activities.

7.   INVESTIGATIONS AND PROCEEDINGS

     a. COOPERATION. CCMC and CILAC shall cooperate fully in any securities or insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the offering, sale or distribution of the Contracts distributed under this Agreement. Without limiting the foregoing, CILAC and CCMC shall notify each other promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by either party with respect to the Contracts.

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     b.   CUSTOMER COMPLAINTS. CCMC shall comply with the reporting requirements imposed by Section 3070 of the NASD Rules of Conduct with regard to the sales of the Contracts. Without limiting the foregoing, CCMC shall notify the NASD if CCMC or persons associated with CCMC are the subject of any written customer complaint involving allegations of theft, forgery or misappropriation of funds or securities, or is the subject of any claim for damages by a customer, broker, or dealer which is settled for an amount exceeding $15,000.

8.   INDEMNIFICATION

     a. BY CILAC. CILAC shall indemnify and hold harmless CCMC and any officer, director or employee of CCMC against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal or other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which CCMC and/or any such person may become subject, under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or in any Prospectus; provided that CILAC shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon information furnished in writing to CILAC by CCMC specifically for use in the preparation of any such Registration Statement or any amendment thereof or supplement thereto;

          (2) result from any breach by CILAC of any provision of this Agreement.

     This indemnification agreement shall be in addition to any liability that CILAC may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

     b. BY CCMC. CCMC shall indemnify and hold harmless CILAC and any officer, director or employee of CILAC against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which CILAC and/or any such person may become subject under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

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          (1)     arise out of, or are based upon, any untrue statement or
          alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or in any Prospectus; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information furnished in writing by CCMC to CILAC specifically for use in the preparation of any such Registration Statement or any amendment thereof or supplement thereto;

          (2) result from any breach by CCMC of any provision of this Agreement;

          (3)     result from CCMC's own misconduct or negligence.

     This indemnification shall be in addition to any liability that CCMC may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

     c. GENERAL. Promptly after receipt of a party entitled to indemnification ("indemnified person") under this Section 8 of notice of the commencement of any action as to which a claim will be made against any person obligated to provide indemnification under this Section 8 ("indemnifying party"), such indemnified person shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, but failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified person otherwise than on account of this Section 8. The indemnifying party will be entitled to participate in the defense of the indemnified person but such participation will not relieve such indemnifying party of the obligation to reimburse the indemnified person for reasonable legal and other expenses incurred by such indemnified person in defending himself or itself.

     The indemnification provisions contained in this Section 8 shall remain operative in full force and effect, regardless of any termination of this Agreement. A successor by law of CCMC or CILAC, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 8.

9. TERMINATION. This Agreement shall terminate automatically if it is assigned by CCMC without the prior written consent of CILAC. This Agreement may be terminated at any time for any reason by either party upon sixty (60) days' written notice to the other party, without payment of any penalty. (The term "assigned" shall not include any transaction exempted from Section 15(b)(2) of the 1940 Act.) This Agreement may be terminated at the option of either party to this Agreement upon the other party's material breach of any provision of this Agreement or of any representation or warranty made in this Agreement, unless such breach has been cured within ten (10) days after receipt of

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     notice of breach from the non-breaching party. Upon termination of this
     Agreement, all authorizations, rights and obligations shall cease except the following: (1) the obligation to settle accounts hereunder, including commissions on Premiums subsequently received for Contracts in effect at the time of termination or issued pursuant to Applications received by CILAC prior to termination; (2) the provisions contained in Section 8 regarding indemnification; and (3) the provisions contained in Section 3(b)(4) regarding the remittance of premiums. In the event of any termination for any reason, all Prospectuses or marketing materials held by CCMC shall promptly be returned to CILAC free from any claim or retention of rights by CCMC, and any books and records held or maintained by CILAC on behalf of CCMC shall be returned to CCMC free from any claim or retention of rights by CILAC.

10.  MISCELLANEOUS

     a. BINDING EFFECT. This Agreement shall be binding on, and shall inure to the benefit of, the respective successors and assigns of the parties hereto provided that neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

     b. SCHEDULES. The parties to this Agreement may amend Schedules 1 and 2 to this Agreement from time to time to reflect additions of any class of Contracts and Variable Accounts. The provisions of this Agreement shall be equally applicable to each such class of Contracts and each Variable Account that may be added to the Schedule, unless the context otherwise requires. CILAC and CCMC may modify Schedule 3 as mutually agreed in writing from time to time. Any other change in the terms or provisions of this Agreement shall be by written agreement between CILAC and CCMC.

     c. RIGHTS, REMEDIES, ETC. ARE CUMULATIVE. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

     d. NOTICES. All notices hereunder are to be made in writing and shall be given:


          if to CILAC, to:     Kevin Marti
                               Vice President
                               Life/Health Operations
                               COUNTRY Investors Life Assurance Company
                               1711 G.E. Road
                               P.O. Box 2020
                               Bloomington, IL  61702-2020

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          with a copy to:      Paul M. Harmon
                               General Counsel
                               OFFICE OF THE GENERAL COUNSEL
                               1701 N. Towanda Ave.
                               P.O. Box 2901
                               Bloomington, IL  61702-2901

          if to CCMC, to:      Albert K. Semmler
                               Executive Director
                               COUNTRY Capital Management Company
                               1705 N. Towanda Avenue
                               P.O. Box 2020
                               Bloomington, IL  61702-2020

          with a copy to:      Paul M. Harmon
                               General Counsel
                               OFFICE OF THE GENERAL COUNSEL
                               1701 N. Towanda Ave.
                               P.O. Box 2901
                               Bloomington, IL  61702-2901

     or such other address as such party may hereafter specify in writing. Each such notice to a party shall be either hand delivered or transmitted by registered or certified United States mail with return receipt requested, or by overnight mail by a nationally recognized courier, and shall be effective upon delivery.

     e. INTERPRETATION. This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provision of this Agreement.

     f. SEVERABILITY. This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

     g. SECTION AND OTHER HEADINGS. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     h.   COUNTERPARTS. This Agreement may be executed in two or more

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     counterparts, each of which taken together shall constitute one and the same instrument.

     i. REGULATION. This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act and the regulations thereunder and the rules and regulations of the NASD, from time to time in effect, including the conditions of any exemptions therefrom as the SEC or NASD may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

     j. CHOICE OF LAW. This Agreement shall be subject to the laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers designated below as of the date specified above.


COUNTRY INVESTORS LIFE ASSURANCE           COUNTRY CAPITAL MANAGEMENT
COMPANY                                    COMPANY


BY:                                        BY:
   ------------------------------------       ----------------------------------
          KEVIN MARTI                                 ALBERT K. SEMMLER

TITLE:  VICE PRESIDENT LIFE/HEALTH         TITLE:  DIRECTOR, FINANCIAL PLANNING
         OPERATIONS

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                                   SCHEDULE 1

                             ACCOUNTS OF THE COMPANY

Effective as of the date the Agreement was executed, the following separate accounts of CILAC are subject to the Agreement:

1.   COUNTRY Investors Variable Life Account

2.   COUNTRY Investors Variable Annuity Account

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                                   SCHEDULE 2

                     CONTRACTS SUPPORT BY SEPARATE ACCOUNTS
                              LISTED ON SCHEDULE 1

Effective as of the date the Agreement was executed, the following Contracts are subject to the Agreement:

1.   Flexible Premium Deferred Variable Annuity ("VA")

2.   Variable Universal Life Insurance Policy ("VUL")

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                                   SCHEDULE 3

                         COMPENSATION OF REPRESENTATIVES

Effective as of the date the Agreement was executed, compensation payable to a Representative for the sale of Contracts shall be determined based on the compensation schedules attached to the Registered Representatives Agreement with such Representative as in effect at the time of the sale.

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                                   SCHEDULE 4

                              COMPENSATION TO CCMC

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